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                                                                   EXHIBIT 10.17

                           WILLBROS ENGINEERS, INC.

                          MANAGEMENT INCENTIVE PLAN

                               January 1, 1996
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                           WILLBROS ENGINEERS, INC.
                          MANAGEMENT INCENTIVE PLAN
                       Effective Date: January 1, 1996


Participants
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The Participant shall be J. R. Beasley.

Source of Participation
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Engineering Operating Income and Performance Net Income as defined below shall be the sources of participation.

Percentage Allocated
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For each U.S.$100,000 of Engineering Operating Income in excess of
U.S.$1,500,000, the Participant shall earn a bonus of 1.5% of the Participant's base salary. For each U.S.$100,000 of Performance Net Income, the Participant shall earn a bonus of .5% of the Participant's base salary.

Award Limitations
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The Participant's incentive compensation shall not exceed 100% of the
Participant's base salary.

Prorated Payout
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If the Participant is terminated, his award for the year of termination shall be prorated based on the number of months worked in the year of termination, if he works more than six months in that year. If the Participant is terminated before he has worked six months in the year of termination, or if the Participant terminates at his convenience, no award shall be made to the Participant for the year of termination.

Term
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The Management Plan shall be effective for the calendar years 1996, 1997 and 1998. It may be modified, amended or extended by mutual agreement after 1998.

Definitions of Terms
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(a)   Engineering Operating Income - engineering income before Tulsa office overhead, incentive compensation, interest income, interest expense, gain or loss on sale or retirement of equipment, unallocated expenses, U.S. federal income taxes and adjustments for revenues, expenses, charges or credits for the benefit of the shareholder or an affiliated company.

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(b)   Performance Net Income - Adjusted Net Income in excess of an amount that equals a sixteen percent (16%) return on Average Net Assets Employed during the year.

(c) Adjusted Net Income - net income of Willbros Group, Inc. before interest income, interest expense and incentive compensation and after deducting the Adjusted Net Loss Carryover, if any, from the immediately preceding year.

(d) Adjusted Net Loss Carryover - net loss of Willbros Group, Inc. before interest income, interest expense, and incentive compensation.

(e) Average Net Assets Employed - stockholders' equity plus debt, less cash and short-term investments.


                                       WILLBROS ENGINEERS, INC.

                                       By: /s/ Steve W. Shores
                                           --------------------------------

                                       Name:   Steve W. Shores
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                                       Title:  Senior Vice President
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                                       PARTICIPANT:


                                       /s/ J. R. Beasley
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                                       J. R. Beasley